STOCK OPTION AGREEMENT


      THIS NON-INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of June 23, 2006, by and between Indigo-Energy, Inc., a Nevada corporation (the "Company"), and HUB Energy, LLC, a Pennsylvania limited liability company (the "Holder" and together with the Company, the "Parties" each a "Party").

      This Agreement is made pursuant to the Advisory Services Agreement, dated as of June 23, 2006 by and between the Parties (the "Advisory Services Agreement"). For good and valuable consideration, the Parties hereby agree as follows:

      1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Advisory Services Agreement. As used in this Agreement, the following terms shall have the following meanings:

      (a) "Common Stock" means the common stock of the Company, par value $.001 per share;

      (b) "Option(s)" has the meaning set forth in paragraph 2 herein;

      (c) "Option Shares" means the Stock (as defined below) underlying the Options (as defined below);

      (d) "Stock" means collectively the Common stock and Preferred Stock of the Company;

      2. Issuance of Stock Options.

      (a) Pursuant to the terms of the Advisory Services Agreement, the Company hereby grants to the Holder, options (the "Options") exercisable into shares of the Company's Stock, at a price and in the amounts set forth in Schedule A attached hereto. The Options shall become exercisable upon achievement of the milestones (the "Milestones") set forth in Schedule A attached hereto.

      (b) Status of Option(s). The Option(s) are non-qualified stock options.

      3. Right to Exercise. The Options issued herein shall vest and be exercisable in whole or in part when the Milestones as set forth in Schedule A are reached.

      (a) Option Exercise and Payment. The Options may be exercised by written notice to the Company, in form and substance satisfactory to the Company, which must state the election to exercise the Options, the number of shares of Stock for which the Option is being exercised and such other representations and agreements as to your investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. The written notice must be accompanied by full payment of the exercise price for the number of shares of stock being purchased.


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

      (b) Cashless Exercise. The holder shall also have the right to exercise options by receiving in shares the difference between the option price and the fair market value of the stock at the time of exercise.

      (c) In the event a change in control occurs, all options will become immediately exercisable.

      Change in Control shall be deemed to have occurred if:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

            (ii) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (x) the merger of consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

            (iii) directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      (c) Effect of Failure to Exercise. Any failure by Holder to exercise any Options, or any exercise for less than all shares purchasable under the Option, shall not affect Holder's right to exercise the unexercised portion at a later time.

      4. Piggyback Registration. In the event that the Company proposes to register any of its Stock, under the Securities Act of 1933, as amended (the "Securities Act"), whether or not for sale for its own account, in a manner that would permit registration of registerable securities for sale for cash to the public under the Securities Act, it shall afford the Holder piggyback registration rights of its registerable shares pursuant to the Registration Rights Agreement, attached hereto as Exhibit A.


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      5. Capital Adjustments. In the event that Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under this Agreement and to the option price. Any reference to the option price in this Agreement shall be a reference to the option price as so adjusted.

      6. Form of Payment. The Option exercise price may be paid, in whole or in part, (i) in cash, by check, or by cash equivalent, or (ii) by any other form of payment permitted by the Company.

      7. Representations and Warranties. The Company represents and warrants that:

      (a) Existence and Rights. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority, to carry on its business and to own and use the properties owned and used by it. The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a material adverse effect on the assets or business of the Company.

      (b) Corporate Authorization. The Company has all necessary power and authority to enter into this Agreement and has taken all action, specifically including, without limitation, all corporate action, necessary to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      (c) No Conflict. The execution, delivery and performance of this Agreement and of the related documents by the Company will not violate any provision of the Company's Articles of Incorporation or the Bylaws; or violate any law or rule or regulation of any administrative agency or governmental body; or any order, writ, injunction or decree of any court, arbiter, administrative agency or governmental authority having jurisdiction over the Company; or violate any indenture, mortgage, contract, will, agreement or other undertaking to which the Company is a party or is subject, or result in the creation or imposition of any lien or encumbrance on any of the properties of the Company under any of the foregoing.

      (d) Litigation. There is no litigation, proceeding, dispute, tax audit or other governmental investigation pending, or to the best of the Company's knowledge, threatened against, or affecting the Company's business or its assets before any court or governmental agency or other body, which would adversely affect the financial condition of The Company, its assets, or the conduct of the Company's business, or which may impede the transaction contemplated herein. There are no outstanding and unpaid judgments, tax deficiencies, statements, or notices of assessments or other demands for payment of taxes served on or filed against the Company. The Company is not in default with respect to an order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.


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      8. Miscellaneous.

      (a) Notices. Any notice or other communication required or permitted to be given under this Agreement shall be deemed given when received in writing by the Parties at the address below or to such other address or the attention of such other party as the Parties shall advise the other by written notice given in conformity herewith:

      If to the Company:        Indigo-Energy, Inc.
                                13350 Random Hills Road
                                Suite 800
                                Fairfax, VA 22030
                                Tel: (703) 934-6189
                                Fax:(703) 591-3049
                                Attention: David Larson

      With a Copy to:           Gersten Savage, LLP
                                600 Lexington Avenue
                                New York, New York, 10022
                                Attention: Arthur S. Marcus, Esq.

      If to the Advisor:        HUB Energy, LLC
                                255 Airport Road
                                Indiana, PA 15701
                                Tel: (724) 349-6690
                                Attention: Mark A. Thompson

or to such other address or the attention of such other party as the Parties shall advise the other by notice in conformity herewith.

      (b) Partial Invalidity. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

      (c) Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws provisions. Venue shall be the court of Common Pleas, Indiana, PA.

      (d) Entire Agreement. This Agreement constitutes the entire understanding and Agreement of the parties hereto, and supersedes any and all prior understandings or other Agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and Agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or Agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other Agreement, statement or promise not contained in this Agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.


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      (e) Waivers. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

      (f) Tax Consultation. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

      (g) Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      (h) Headings. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

      (i) Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, but only from the offending party, in addition to any other relief to which it may be entitled.


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

      (j) Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party. Each Party warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement. Each Party warrants and represents that he has read this Agreement in its entirety and has consulted with his attorney, if any concerning the execution of this Agreement. If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

      (k) Capacity. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

      (l) Further Assurances. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, every other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

      (m) Amendments. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.


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      (n) Binding Effect and Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, Company, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are freely assignable by Investor to the extent that Investor has assigned or sold any Warrant or portion thereof. This Agreement shall inure to the benefit of and bind the Parties hereto and their respective legal representatives, successors, and permitted assigns.

      (o) Counterparts. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement.

      (p) Corporate Authority. The Company represents and warrants to the Investor other that it has previously taken the necessary corporate action authorizing the execution of this Agreement and the undertakings to be accomplished hereunder by its officer recited below.


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      IN WITNESS WHEREOF, the Parties have executed this Stock Option Agreement as of the date first written above.



                                                      INDIGO-ENERGY, INC.


                                                      By: /s/ David Larson
                                                      --------------------------
                                                      Name:  David Larson
                                                      Title: President


                                                      HUB ENERGY, LLC


                                                      By: /s/ Mark A. Thompson
                                                      --------------------------
                                                      Name:  Mark A. Thompson
                                                      Title: President



                  Signature Page to the Stock Option Agreement